Exhibit 99.1

News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019

Press contact: Richard P. De Santa
Senior Director, Communications
(201) 571-4495

A&P ANNOUNCES MERGER FINANCING UPDATE;
CLOSING EXPECTED IN DECEMBER

MONTVALE, NJ – November 5, 2007 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced today an update regarding the expected sources of financing for its previously announced acquisition of Pathmark Stores, Inc. (Pathmark, NASDAQ Symbol: PTMK) (the “Merger”). A&P and Pathmark have circulated to their stockholders a joint proxy statement prospectus dated October 9, 2007 (the “Proxy Statement”) with respect to their respective special stockholder meetings scheduled for November 8, 2007. As previously disclosed, A&P has a commitment from a group of lenders to provide a $615 million secured revolving credit facility (the “ABL Facility”) and a $780 million bridge credit facility (the “Bridge Facility”). This commitment remains in full force and effect.

However, in order to minimize the amount of indebtedness at closing, lower A&P’s post-Merger interest expense and allow A&P to consummate the Merger at the earliest possible date following satisfaction of all conditions contained in the Merger Agreement, A&P intends to sell all of its 11.7 million shares of Metro Inc. (“Metro”) prior to the closing of the Merger. Assuming that the Metro shares are sold prior to November 30, 2007, A&P expects to use the proceeds, together with borrowings under a reduced Bridge Facility and a portion of its increased $675 million ABL Facility to finance the Merger. Based upon the closing price of the Metro shares on the Toronto Stock Exchange on November 2, 2007, the value of the Metro shares totaled approximately $435 million. The net effect on A&P’s interest expense from the associated reduction of indebtedness would be a decrease of approximately $45 million from the annual interest expense assumed in the fiscal year 2006 Unaudited Pro Forma Condensed Combined Financial Information set forth in the Proxy Statement. The commitment parties have delivered to

A&P the necessary waivers to facilitate this financing structure, subject to the sale of the Metro shares.

A&P expects that any amounts borrowed under the Bridge Facility to close the Merger will be refinanced shortly thereafter with the proceeds of an offering of senior secured notes, a convertible debt offering, or a combination thereof.

Although A&P currently intends to sell the Metro shares, there can be no assurances that A&P will be successful in doing so. A&P has entered into a commitment with TD Securities Inc. (“TD”) whereby TD has agreed to offer to purchase, on or prior to November 28, 2007, all of the Metro shares, at a price to be determined based on the market price for the Metro shares on the Toronto Stock Exchange on the trade date, subject to among other things there not having occurred a material adverse change in Metro that materially adversely affects the marketability of the Metro shares. If A&P cannot sell the Metro shares, it intends to finance the Merger utilizing the committed financing previously described, including borrowing under the Bridge Facility or an offering of senior secured notes in lieu thereof.

A&P currently expects the Merger to close by the end of December 2007.

About The Great Atlantic & Pacific Tea Company, Inc.

Founded in 1859, A&P is one of the nation’s first supermarket chains. A&P operates 337 stores in eight states and the District of Columbia under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Sav-A-Center and Food Basics. Additional information about A&P may be found at its web site, www.aptea.com.

About Pathmark Stores Inc.

Pathmark is a regional supermarket chain currently operating 140 supermarkets in the New York, New Jersey and Philadelphia metropolitan areas. Additional information about Pathmark may be found at its web site, www.pathmark.com.

This release contains forward-looking statements about the future performance of A&P and Pathmark, which are based on management’s assumptions and beliefs in light of the information currently available to it. A&P and Pathmark assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: statements about the anticipated closing of the merger and the expected future business and financial performance of A&P and Pathmark resulting from and following the merger; competitive practices and pricing in the food industry generally and particularly in A&P’s and Pathmark’s principal markets; A&P’s and Pathmark’s relationships with their employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect A&P’s and Pathmark’s cost of capital and the ability of A&P and Pathmark to access capital; supply or quality control problems with A&P’s and Pathmark’s vendors; and changes in economic conditions which affect the buying patterns of A&P’s and Pathmark’s customers.

Additional Information and Where to Find It

In connection with the acquisition of Pathmark by A&P, A&P filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and A&P intends to file other relevant materials regarding the proposed transaction with the SEC. The final joint proxy statement/prospectus has been mailed to the stockholders of A&P and Pathmark. INVESTORS AND SECURITY HOLDERS OF A&P AND PATHMARK ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT A&P, PATHMARK AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by A&P and Pathmark with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by A&P by directing a request to: The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ 07645, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Pathmark by contacting Pathmark Stores, Inc., 200 Milik Street, Carteret, NJ 07008, Attn. Investor Relations.

A&P, Pathmark and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the executive officers and directors of Pathmark and the number of shares of Pathmark’s common stock beneficially owned by such persons is set forth in the proxy statement for Pathmark’s 2007 Annual Meeting of Stockholders which was filed with the SEC on May 11, 2007. Information about the executive officers and directors of A&P and the number of shares of A&P’s common stock beneficially owned by such persons is set forth in the proxy statement for A&P’s 2007 Annual Meeting of Stockholders which was filed with the SEC on May 25, 2007. Investors may obtain additional information regarding the direct and indirect interests of Pathmark, A&P and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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